UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2025

Forward Industries, Inc.

(Exact name of registrant as specified in its charter)

New York	001-34780	13-1950672
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

700 Veterans Memorial Hwy. Suite 100

Hauppauge, New York 11788

(Address of Principal Executive Office) (Zip Code)

(631) 547-3055

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FORD	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 20, 2025, Forward Industries, Inc. (the “Company”) and Forward Industries (Asia-Pacific) Corporation (“FC”), a company owned by the Company’s Chief Executive Officer and Chairman of the Board, Mr. Terence Wise, entered into an Accounts Payables Conversion Agreement (the “Conversion Agreement”). The Conversion Agreement is identical to the prior conversion agreements entered into by the Company and FC, as previously disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission, except with respect to the amount converted. In accordance with the terms of the Conversion Agreement, FC converted $2,500,000 of the Company's outstanding accounts payable to FC into 2,500 shares of the Company’s Series A-1 Convertible Preferred Stock, with a stated value of $1,000 per share. FC agreed to this conversion to strengthen the Company’s Shareholders’ Equity position as part of the Company’s ongoing efforts to meet Nasdaq's continued listing requirements.   The Company can provide no assurance that such conversion will be adequate, individually or with other efforts the Company may undertake, to satisfy Nasdaq’s requirements.

The foregoing description of the Conversion Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Conversion Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

To the extent required by Item 3.02, the information contained in Item 1.01 is incorporated herein by reference. The transaction was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 and Rule 506(b) of Regulation D promulgated thereunder.  FC is an accredited investor.

Item 8.01. Other Events.

Mr. Terence Wise notified the Company that FC will not be renewing the Buying Agency and Supply Agreement dated November 2, 2023, as extended (the “Agency Agreement”).  The Company has made the determination that it will no longer continue its original equipment manufacturer distribution business (the “OEM Business”) if the Company is unable to extend the term of the Agency Agreement. As part of FC’s entrance into the Conversion Agreement, the Company and FC agreed to proposed terms which would provide a framework by which FC would purchase the assets or securities of the OEM Business from the Company. While preliminary terms have been agreed to, any potential transaction remains subject to negotiation and execution of definitive agreements, approval by independent directors, and compliance with applicable corporate governance requirements. There can be no assurance that the parties will reach a final agreement or that any transaction will be completed.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Accounts Payable Conversion Agreement – March 20, 2025 Series A-1
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD INDUSTRIES, INC.

Date: March 24, 2025	By:	/s/ Kathleen Weisberg
Name: Kathleen Weisberg
Title: Chief Financial Officer

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